Exhibit 10.1

FIRST AMENDMENT TO PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN

WHEREAS, the Pier 1 Imports, Inc. Stock Purchase Plan (the “Plan”) was established in 1980 and was most recently amended and restated on December 1, 2013;

NOW THEREFORE:

A. The first sentence of Article VII of the Plan is replaced with the following:

“Unless previously terminated by the Board of Directors, the Plan will automatically terminate on the earlier of (i) June 20, 2024, or (ii) when an aggregate of 3,500,000 shares of Common Stock, plus 881,923 authorized shares of Common Stock which remained available for issuance under the Plan on March 28, 2009, have been issued after June 29, 2010.”

B. All terms used in this First Amendment, unless specifically defined herein, have the same meanings attributed to them in the Plan. As amended hereby, the Plan is specifically ratified and reaffirmed.

Signed effective as of June 20, 2014.

Pier 1 Imports, Inc.,
a Delaware corporation

By:	/s/ Gregory S. Humenesky
Gregory S. Humenesky
Executive Vice President